UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 14, 2008

ATC HEALTHCARE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11380	11-2650500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1983 Marcus Avenue Lake Success, New York	11042
(Address of Principal Executive Offices)	(Zip Code)

(516) 750-1600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 10, 2008, ATC Healthcare, Inc. (the "Company") received a letter from the American Stock Exchange ("AMEX") indicating its intent to strike the Company’s common stock from the AMEX by filing a delisting application with the Securities and Exchange Commission ("SEC") pursuant to Section 1009(d) of the Amex Company Guide. The AMEX believes the Company has failed to make progress consistent with the plan of compliance (the "Plan") previously submitted to and accepted by AMEX and, as a consequence, the Plan no longer presents a reasonable basis of the Company’s ability to regain compliance.

In pertinent part, the decision by AMEX was based upon:

(i)    The Company’s failure to regain compliance with Sections 134 and 1101 of the AMEX Company Guide due to its delinquency in filing its Quarterly Reports on Form 10-Q for the quarters ended August 31, 2007 and November 30, 2007;

(ii)   AMEX’s inability to evaluate the Company’s progress towards compliance with Section 1003(a)(iii) of the AMEX Company Guide due to the Company’s failure to publicly report information concerning its financial position or results of operations;

(iii)  The Company’s failure to achieve compliance with Section 1003(f)(v) of the AMEX Company Guide because its common stock has been trading for a substantial period of time at a low price per share ranging over the past six months between $.09 and $.28 per share.

The Company has determined not to request a hearing and to accept AMEX’s delisting determination. The Company intends to trade on the Pink Sheets until it becomes current in its filing with the Securities and Exchange Commission, at which time it expects to commence trading on the Over-the-Counter Bulletin Board.

On March 14, 2008, the Company issued a press release pursuant to Section 402 of the AMEX Company Guide disclosing the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

99.1      Press release dated March 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATC HEALTHCARE, INC.

		By:	/s/ David Kimbell
David Kimbell
Senior Vice President-Finance, Chief Financial Officer and Treasurer

Date:	March 14, 2008

Exhibit Index

99.1      Press release dated March 14, 2008